1Q18 Financial Results April 26, 2018 ©2018 DISCOVER FINANCIAL SERVICES Exhibit 99.3

The following slides are part of a presentation by Discover Financial Services (the "Company") in connection with reporting quarterly financial results and are intended to be viewed as part of that presentation. No representation is made that the information in these slides is complete. For additional financial, statistical, and business related information, as well as information regarding business and segment trends, see the earnings release and financial supplement included as exhibits to the Company’s Current Report on Form 8-K filed today and available on the Company’s website (www.discover.com) and the SEC’s website (www.sec.gov). The information provided herein includes certain non-GAAP financial measures. The reconciliations of such measures to the comparable GAAP figures are included at the end of this presentation, which is available on the Company’s website and the SEC’s website. The presentation contains forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s estimates, projections, expectations or beliefs at that time, and which are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of certain risks and uncertainties that may affect the future results of the Company, please see "Special Note Regarding Forward-Looking Statements," "Risk Factors," "Business – Competition," "Business – Supervision and Regulation" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, which is filed with the SEC and available at the SEC's website (www.sec.gov). The Company does not undertake to update or revise forward-looking statements as more information becomes available. Notice 2

• Net income of $666MM, diluted EPS of $1.82 and 25% return on equity • Credit normalization continued as a result of secular growth of consumer credit as well as our organic growth; credit environment remains constructive • Total loan growth of 9% led by a 10% gain in credit card loans • Continued to drive positive operating leverage led by 10% revenue growth, while investing for growth and new capabilities • Payment Services network volume continues to show strong growth (up 19%) • Returned $684MM of capital through dividends and share repurchases 1Q18 Highlights(1) 3 Note(s) (1) All comparisons stated on a year-over-year basis

DISCOVER | 1Q18 Summary Financial Results

($MM, except per share data)	1Q18	1Q17	B / (W) $ Δ	B / (W) % Δ
Revenue Net of Interest Expense	$2,575	$2,339	$236	10%
Net Principal Charge-off	635	489	(146)	(30%)
Reserve Change build/(release)	116	97	(19)	(20%)
Provision for Loan Losses	751	586	(165)	(28%)
Operating Expense	968	885	(83)	(9%)
Direct Banking	811	824	(13)	(2%)
Payment Services	45	44	1	2%
Total Pre-Tax Income	856	868	(12)	(1%)
Income Tax Expense	190	304	114	38%
Net Income	$666	$564	$102	18%
ROE	**25%**	**20%**		
Diluted EPS	**$1.82**	**$1.43**	**$0.39**	**27%**
Pre-Tax, Pre-Provision Income [1]	$1,607	$1,454	$153	11%

Highlights

- Diluted EPS of $1.82, up 27%
- Revenue net of interest expense of $2.6Bn, up 10%, driven by higher net interest income
- Provision for loan losses increased $165MM (28%) on higher net charge-offs and a larger reserve build
- Expenses rose 9%, primarily driven by investments to support growth and new capabilities
- Income tax expense includes $15MM of non-recurring benefits, primarily related to resolution of certain tax matters

Note(s)

1. Pre-tax, pre-provision income, which is derived by adding provision for loan losses to pre-tax income, is a non-GAAP financial measure which should be viewed in addition to, and not as a substitute for, the Company's reported results. Management believes this information helps investors understand the effect of provision for loan losses on reported results and provides an alternate presentation of the Company's performance; see appendix for a reconciliation

4

Payment Services 1Q17 1Q18 $75.9 $59.8 $9.1 $6.7 $82.7 $65.6 $9.4 $7.3 +9% +10% +3% +10% Note(s) 1. Volume is derived from data provided by licensees for Diners Club branded cards issued outside of North America and is subject to subsequent revision or amendment Total Network Volume up 15% YOY 1Q17 1Q18 $29.9 $36.1 $7.4 $3.7 $32.4 $43.2 $8.4 $4.6 Total Card Student Personal +8% +20% +14% +24% Proprietary PULSE Network PartnersDiners (1) 1Q18 Loan and Volume Growth 5 Ending Loans ($Bn) Volume ($Bn)

Highlights Note(s) 1. Rewards cost divided by Discover card sales volume • Loan growth and margin expansion drove 11% increase in net interest income • Net discount and interchange revenue increased $21MM driven by a 6% increase in card sales volume • Rewards rate increased 2 bps YOY due to mix shift towards the Discover it® product 1Q18 Revenue Detail B / (W) ($MM) 1Q18 1Q17 $ Δ % Δ Interest Income $2,569 $2,278 $291 13% Interest Expense 469 386 (83) (22%) Net Interest Income 2,100 1,892 208 11% Discount/Interchange Revenue 646 596 50 8% Rewards Cost 392 363 (29) (8%) Net Discount/Interchange Revenue 254 233 21 9% Protection Products Revenue 53 58 (5) (9%) Loan Fee Income 96 89 7 8% Transaction Processing Revenue 43 39 4 10% Other Income 29 28 1 4% Total Non-Interest Income 475 447 28 6% Revenue Net of Interest Expense $2,575 $2,339 $236 10% Direct Banking $2,494 $2,267 $227 10% Payment Services 81 72 9 13% Revenue Net of Interest Expense $2,575 $2,339 $236 10% Change ($MM) 1Q18 1Q17 QOQ YOY Discover Card Sales Volume $30,850 $29,134 (13%) 6% Rewards Rate (1) 1.27% 1.25% 4 bps 2 bps 6

Highlights • Net interest margin on loans increased 16 bps on higher loan yields, partially offset by higher funding costs • Credit card yield increased 20 bps as increases in the prime rate were partially offset by portfolio mix and higher interest charge-offs • Average consumer deposits grew 10% and composed 47% of total average funding • Funding costs on interest-bearing liabilities increased 24 bps, driven by higher market rates partially offset by maturities of higher-cost debt and favorable shifts in funding mix 1Q18 Net Interest Margin 1Q18 1Q17 ($MM) Average Balance Rate Average Balance Rate Credit Card $65,983 12.85% $60,122 12.65% Private Student 9,432 7.89% 9,197 7.29% Personal 7,387 12.43% 6,582 12.18% Other 452 5.98% 284 5.39% Total Loans 83,254 12.21% 76,185 11.94% Other Interest-Earning Assets 15,879 1.58% 16,243 0.89% Total Interest-Earning Assets $99,133 10.51% $92,428 9.99% Direct to Consumer and Affinity $39,825 1.59% $36,316 1.25% Brokered Deposits and Other 19,638 2.19% 16,242 1.98% Interest Bearing Deposits 59,463 1.79% 52,558 1.48% Borrowings 26,126 3.21% 26,561 2.97% Total Interest-Bearing Liabilities $85,589 2.22% $79,119 1.98% Change (%) 1Q18 QOQ YOY Total Interest Yield 12.21% 7bps 27bps NIM on Loans 10.23% -5bps 16bps NIM on Interest-Earning Assets 8.59% -5bps 29bps 7

Highlights Note(s) 1. Defined as reported total operating expense divided by revenue net of interest expense • Employee compensation and benefits up 12%, primarily on higher staffing levels, as well as higher average salaries • Marketing up 10% as a result of higher account acquisition costs and brand advertising • Other expense up 13% primarily due to incremental investment in philanthropic initiatives • Operating efficiency improved 30 bps on strong revenue growth with disciplined expense growth 1Q18 Operating Expense Detail B / (W) ($MM) 1Q18 1Q17 $ Δ % Δ Employee Compensation and Benefits $405 $363 ($42) (12%) Marketing and Business Development 185 168 (17) (10%) Information Processing & Communications 82 80 (2) (3%) Professional Fees 155 147 (8) (5%) Premises and Equipment 26 25 (1) (4%) Other Expense 115 102 (13) (13%) Total Operating Expense $968 $885 ($83) (9%) Direct Banking 932 849 ($83) (10%) Payment Services 36 36 0 —% Total Operating Expense $968 $885 ($83) (9%) Operating Efficiency(1) 37.6% 37.9% 30 bps 8

DISCOVER | Credit Performance Trends

Total Company Loans


2.02 2.11 2.18 2.02 2.31 2.60 2.71 2.63 2.85 3.09
1.67 1.64 1.60 1.79 1.97 1.97 1.93 2.05 2.20 2.23
4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18
NCO rate (%)
30+ day DQ rate ex-PCI (%)

Credit Card Loans


2.18 2.34 2.39 2.17 2.47 2.84 2.94 2.80 3.03 3.32
1.72 1.68 1.63 1.87 2.04 2.06 2.00 2.14 2.28 2.33
4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18
NCO rate (%)
30+ day DQ rate (%)

Private Student Loans


1.91 1.92 1.88 1.87 2.22 2.04 2.12 2.14 2.35 2.25
0.82 0.56 0.74 0.70 1.00 0.60 0.85 1.14 1.03 0.92
4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18
NCO rate (%)
30+ day DQ rate ex-PCI (%)

Personal Loans


2.28 2.45 2.38 2.63 2.70 3.16 3.18 3.19 3.62 4.03
0.89 0.97 1.02 0.98 1.12 1.12 1.14 1.27 1.40 1.37
4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18
NCO rate (%)
30+ day DQ rate (%)

9

1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 95 94 99 99 104 108 109 123 120 14.3 14.3 13.9 13.2 13.4 13.0 12.5 11.6 11.9 Capital Trends Note(s) 1. Common Equity Tier 1 Capital Ratio (Basel III Transition) 2. Payout Ratio is displayed on a trailing twelve month basis. This represents the trailing twelve months’ Capital Return to Common Stockholders divided by the trailing twelve months’ Net Income Allocated to Common Stockholders Common Equity Tier 1 (CET1) Capital Ratio(1) (%) Payout Ratio(2) (%) 10

• Total loans grew 9% ($6.9Bn) YOY with strong contributions from all primary lending products • Credit card loans grew 10% ($5.8Bn) YOY as sales volume increased 6% • Average consumer deposits grew 10% ($3.5Bn) YOY, while deposit rates increased 34 bps 1Q18 Financial Summary 11 • Total NCO rate of 3.09%, up 49 bps YOY • Driven by supply- induced credit normalization and loan seasoning • Capital plan execution • Repurchased 7.5MM shares of common stock for $584MM • CET1 capital ratio(1) of 11.9% down 150 bps YOY • Net income of $666MM and diluted EPS of $1.82 • Revenue growth of 10% on higher net interest income • NIM of 10.23%, up 16 bps YOY • Efficiency ratio improved 30 bps YOY to 38% • Strong return on equity at 25% Note(s) 1. Basel III Transition Balance Sheet Credit and Capital Profitability

Note(s) 1. Pre-tax, pre-provision income, which is derived by adding provision for loan losses to pre-tax income, is a non-GAAP financial measure which should be viewed in addition to, and not as a substitute for, the Company's reported results. Management believes this information helps investors understand the effect of provision for loan losses on reported results and provides an alternate presentation of the Company's performance Appendix Reconciliation of GAAP to Non-GAAP Data (unaudited, $MM) 1Q18 1Q17 Provision for loan losses $751 $586 Income before income taxes 856 868 Pre-tax, pre-provision income(1) $1,607 $1,454 12